SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2012

NIGHTCULTURE, INC.
(Exact name of registrant as specified in Charter)

Nevada	0-49648	73-1554122
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

6400 Richmond Avenue Houston, Texas 77057
(Address of Principal Executive Offices)(Zip Code)

832-535-9070
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.
Item 2.01.              Completion of Acquisition or Disposition of Assets.
Item 3.02.              Unregistered Sales of Equity Securities.

On May 21, 2012, NightCulture, Inc. (the “Company”) entered into a Contribution Agreement (the “Agreement”) with Michael Long (“Long”), Surain Adyanthaya (“Adyanthaya” and, together with Long, the “Owners”) and Stereo Live, LLC, a Texas limited liability company (“Stereo Live”).

Pursuant to the terms of the Agreement, on May 21, 2012, the Owners contributed to the Company 100% ownership interest in Stereo Live in exchange for the issuance by the Company of one share of stock to each of the Owners and the agreement of the Company to indemnify the Owners against any obligations of Stereo Live that may have been guaranteed by the Owners.  Stereo Live is the owner/operator of a live music venue located at 6400 Richmond Avenue, Houston, Texas.

The Owners are principal shareholders of the Company and Mr. Long serves as a director and President of the Company.  At the time of the acquisition, Stereo Live was indebted to the Company in the amount of $151,500.

Item 9.01.             Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Financial statements of Stereo Live will be filed by amendment within the time permitted pursuant to paragraph (a)(4) of Item 9.01.

(b)	Pro Forma Financial Information

Financial statements of Stereo Live will be filed by amendment within the time permitted pursuant to paragraph (a)(4) of Item 9.01.

(c)	Exhibits

10.1 Contribution Agreement, dated May 21, 2012, between NightCulture, Inc., Michael Long, Surain Adyanthaya and Stereo Live, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NIGHTCULTURE, INC.

Date: May 21, 2012	By:	/s/ Michael Long
Michael Long
President